UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2019

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2019, Philip E. Lengyel, a director of Steel Connect, Inc. (the “Company”) passed away. Mr. Lengyel served on the Board of Directors of the Company (the “Board”) since May 2, 2014 and was chair of the Board’s Nominating and Corporate Governance Committee and was a member of the Board’s Audit Committee and Human Resources and Compensation Committee.

Following Mr. Lengyel’s passing, the number of members on the Audit Committee was reduced from three to two members. As a result, the Company is no longer compliant with Listing Rule 5605(c)(2) of The NASDAQ Stock Market LLC (“Nasdaq”), which requires that an audit committee consist of at least three members, each of whom is independent. In accordance with the Nasdaq Listing Rules, on December 17, 2019, the Company notified Nasdaq of Mr. Lengyel’s passing and the resulting non-compliance with Nasdaq Listing Rule 5605(c)(2).

The Board intends to consider a replacement for the Audit Committee position and appoint a director to the Audit Committee who satisfies the applicable requirements of the Nasdaq Listing Rules prior to the expiration of the cure period provided under the Nasdaq Listing Rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, the Human Resources and Compensation Committee approved a five percent (5%) increase in base salary for John Whitenack, the Chief Executive Officer of ModusLink Corporation, a wholly-owned subsidiary of the Company (“ModusLink”). The salary increase, which is effective December 1, 2019, increases Mr. Whitenack’s base salary from $370,000 to $388,500. In addition, the Human Resources and Compensation Committee approved a discretionary cash bonus of $222,000 for Mr. Whitenack (less all applicable payroll withholding and deductions), which will be paid in two installments. The first installment in the amount of $148,000 (less all applicable payroll withholding and deductions) will be paid on ModusLink’s next payroll date. The second installment in the amount of $74,000 (less all applicable payroll withholding and deductions) will be paid on or before April 30, 2020. On December 17, 2019 (the “Grant Date”), the Human Resources and Compensation Committee also granted Mr. Whitenack 100,000 restricted shares of Company common stock, $0.01 par value (the “Shares”) that vest in two tranches. The first tranche of 50,000 Shares vests on the first anniversary of the Grant Date, and the second tranche of 50,000 Shares vests on the second anniversary of the Grant Date, subject in each case to Mr. Whitenack’s continued employment through such date. This grant of restricted common stock was made under the Company’s 2010 Incentive Award Plan (as amended) and pursuant to the Restricted Stock Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Restricted Stock Agreement, dated December 17, 2019, between John Whitenack and Steel Connect, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2019	Steel Connect, Inc.

	By:	/s/ Douglas B. Woodworth
		Name:	Douglas B. Woodworth
		Title:	Chief Financial Officer